                                                                      Exhibit 16

                               PRUDENTIAL BALANCED FUND


                                       EXHIBIT
                             AVERAGE ANNUAL  TOTAL RETURN
                                     CALCULATION


                   n
              P (1+T)   = ERV


    Where:    P  = hypothetical initial payment of $1,000.

              T  = average annual total return.

              n  = number of years

            ERV  = ending redeemable value.
--------------------------------------------------------------------------------

                             One Year ended July 31, 1997
              ----------------------------------------------------
              Class A        Class B        Class C        Class Z
              -------        -------        -------        -------

 P       =    $1,000         $1,000         $1,000         $1,000

ERV      =    $1,226         $1,232         $1,272         $1,294

 n       =       1.0            1.0            1.0            1.0

 T       =     22.63%         23.24%         27.24%         29.39%


                  Five Years ended                  Since inception to
                   July 31, 1997                      July 31, 1997
              -----------------------            ---------------------
              Class A        Class B             Class C        Class Z
              -------        -------             -------        -------

 P       =     $1,000         $1,000              $1,000         $1,000

ERV      =    $23,105        $25,429             $15,010        $12,779

 n       =        5.0            5.0                 3.0            1.5

 T       =      11.51%         11.68%              14.51%        18.91%

                                                                      Exhibit 16

                               PRUDENTIAL BALANCED FUND


                                       EXHIBIT
                                AGGREGATE TOTAL RETURN
                                     CALCULATION


                         ERV - P
                   T =  ---------
                           P

    Where:    P = hypothetical initial payment of $1,000.

              ERV = ending redeemable value.

               T = Aggregate total return.
--------------------------------------------------------------------------------

                             One Year ended July 31, 1997
              ----------------------------------------------------
              Class A        Class B        Class C        Class Z
              -------        -------        -------        -------
 P       =    $1,000         $1,000         $1,000         $1,000

ERV      =    $1,291         $1,282         $1,282         $1,294

 T       =     29.09%         28.24%         28.24%         29.39%


                  Five Years ended             Since inception to
                   July 31, 1997                 July 31, 1997
              ----------------------        ----------------------
              Class A        Class B        Class C        Class Z
              -------        -------        -------        -------
 P       =    $1,000         $1,000         $1,000         $1,000

ERV      =    $1,127         $1,118         $1,145         $1,189

 T       =     12.66%         11.81%         14.51%         18.91%